EXHIBIT 10.2

July 30, 2015

PIONEER ELECTROGROUP CANADA INC.
c/o Pioneer Power Solutions Inc.

400 Kelby Street , 9th Floor

Fort Lee, NJ 07024

Attention: Andrew Minkow, CFO

Dear Sir:

Reference is hereby made to the Amended and Restated Letter Loan Agreement dated June 28, 2013 and entered into by, inter alios, Pioneer Electrogroup Canada Inc. (a corporation resulting from the amalgamation of Pioneer Electrogroup Canada Inc., Pioneer Transformers Ltd. and Bemag Transformer Inc.), as borrower (the “Borrower”), and Bank of Montreal, as lender (the “Bank”), as amended by an Amending Agreement No. 1 dated as of March 10, 2014 (as same may be further amended, restated, replaced or otherwise modified from time to time, collectively the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

We hereby confirm that the Bank has approved your request to modify the purpose of Facility A under the Loan Agreement in order for the Borrower to make an inter-company loan to Pioneer Power Solutions Inc. (“Solutions”) in an amount not to exceed USD$2,300,000, such inter-company loan to be used to finance the acquisition by Solutions of Pacific Power Systems Integration Inc.

Solutions hereby undertakes to repay the aforementioned inter-company loan to the Borrower by no later than September 30, 2015. Failure to do so shall constitute an Event of Default under the Loan Agreement.

Each of the terms and conditions of the Loan Agreement, as amended by this letter, shall remain in full force and effect, and are hereby affirmed by the undersigned.  It is expressly understood and agreed between the parties hereto that this letter does not constitute a novation of the terms and conditions provided for in the Loan Agreement and the documents relating thereto, the Bank hereby reserving all of its rights and recourses under the Loan Agreement.

Kindly acknowledge receipt and acceptance of this letter by dating and returning to the Bank the enclosed copy of this letter executed by the parties indicated below.

Yours truly,

BANK OF MONTREAL
Per :	/s/ Peter Clair
Name : Peter Clair Title : Managing Director
Per :	/s/ Jean-Michel Laplante
Name : Jean-Michel Laplante Title : Director

Each of the undersigned hereby acknowledges and agrees to the terms and conditions of this Letter this 4th day of August, 2015.

PIONEER ELECTROGROUP CANADA INC.		PIONEER POWER SOLUTIONS INC.

Per :	/s/ Nathan Mazurek	Per :	/s/ Nathan Mazurek
	Name : Nathan Mazurek Title : President		Name : Nathan Mazurek Title : President
Per :	/s/ Andrew Minkow	Per :	/s/ Andrew Minkow
	Name : Andrew Minkow Title : Chief Financial Officer		Name : Andrew Minkow Title : Chief Financial Officer